                                                                    EXHIBIT 99.4






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                              CMI INDUSTRIES, INC.
                                       AND
                        ELASTIC FABRICS OF AMERICA, LLC,
                                  as Borrowers
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                    POST-PETITION LOAN AND SECURITY AGREEMENT

                            Dated: November 29, 2001

                                 $10,000,000.00




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                      FLEET CAPITAL CORPORATION, as Lender

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


                                TABLE OF CONTENTS


SECTION 1.      DIP FACILITY.................................................. 1
         1.1.   Revolver Facility............................................. 1
         1.2.   LC Facility................................................... 3

SECTION 2.      INTEREST, FEES AND CHARGES.................................... 5
         2.1.   Interest...................................................... 5
         2.2.   Fees.......................................................... 5
         2.3.   Computation of Interest and Fees. ............................ 6
         2.4.   Reimbursement Obligations..................................... 6
         2.5.   Bank Charges.................................................. 7
         2.6.   Maximum Interest.............................................. 7

SECTION 3.      LOAN ADMINISTRATION........................................... 8
         3.1.   Manner of Borrowing and Funding Revolver Loans................ 8
         3.2.   All Revolver Loans to Constitute One Obligation............... 9
         3.3.   Borrowers' Agent.............................................. 9

SECTION 4.      PAYMENTS..................................................... 10
         4.1.   General Payment Provisions................................... 10
         4.2.   Repayment of Revolver Loans.................................. 10
         4.3.   Payment of Other Obligations................................. 10
         4.4.   Marshaling; Payments Set Aside............................... 10
         4.5.   Application of Payments and Collections...................... 10
         4.6.   Loan Accounts; the Register; Account Stated.................. 11

SECTION 5.      DIP TERM AND TERMINATION OF COMMITMENTS...................... 11
         5.1.   DIP Term..................................................... 11
         5.2.   Termination of DIP Facility.................................. 12

SECTION 6.      COLLATERAL SECURITY.......................................... 12
         6.1.   Grant of Security Interest in Collateral..................... 12
         6.2.   Other Collateral............................................. 13
         6.3.   Lien on Deposit Accounts..................................... 13
         6.4.   Lien on Real Estate.......................................... 13
         6.5.   Lien Perfection; Further Assurances.......................... 14
         6.6.   Liens Under Financing Orders................................. 14

SECTION 7.      COLLATERAL ADMINISTRATION.................................... 14
         7.1.   General Provisions........................................... 14
         7.2.   Administration of Accounts................................... 15
         7.3.   Administration of Inventory.................................. 16
         7.4.   Administration of Equipment.................................. 17
         7.5.   Borrowing Base Certificates.................................. 17

SECTION 8.      REPRESENTATIONS AND WARRANTIES............................... 18
         8.1.   General Representations and Warranties....................... 18
         8.2.   Reaffirmation of Representations and Warranties.............. 20

SECTION 9.      COVENANTS AND CONTINUING AGREEMENTS.......................... 21

         9.1.   Affirmative Covenants........................................ 21
         9.2.   Negative Covenants........................................... 23
         9.3.   Compliance with Budget; Financial Covenants.................. 25

SECTION 10.     CONDITIONS PRECEDENT......................................... 25
         10.1.  Conditions Precedent to Initial Credit Extensions............ 25
         10.2.  Conditions Precedent to All Credit Extensions................ 26
         10.3.  Limited Waiver of Conditions Precedent....................... 27

SECTION 11.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............ 27
         11.1.  Events of Default............................................ 27
         11.2.  Acceleration of the Obligations.............................. 29
         11.3.  Remedies..................................................... 30
         11.4.  Setoff....................................................... 31
         11.5.  Remedies Cumulative; No Waiver............................... 31

SECTION 12.     BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS......... 32
         12.1.  Successors and Assigns....................................... 32
         12.2.  Participations............................................... 32

SECTION 13.     MISCELLANEOUS................................................ 32
         13.1.  Power of Attorney............................................ 32
         13.2.  General Indemnity............................................ 33
         13.3.  Survival of All Indemnities.................................. 33
         13.4.  Indulgences Not Waivers...................................... 34
         13.5.  Modification of Agreement.................................... 34
         13.6.  Severability................................................. 34
         13.7.  Cumulative Effect; Conflict of Terms......................... 34
         13.8.  Execution in Counterparts.................................... 34
         13.9.  Lender's Consent............................................. 34
         13.10. Notices...................................................... 34
         13.11. Performance of Borrowers' Obligations........................ 34
         13.12. Time of Essence.............................................. 35
         13.13. Entire Agreement; Appendix A, Exhibits and Schedules......... 35
         13.14. Interpretation............................................... 35
         13.15. Governing Law................................................ 35
         13.16. Waivers by Borrower.......................................... 35

EXHIBITS

         Exhibit A         Form of Revolver Note
         Exhibit B         Form of Notice of Borrowing
         Exhibit C         Form of Compliance Certificate
         Exhibit D         Form of Letter of Credit Procurement Request

SCHEDULES

         Schedule 1.2.1    Pre-Petition Letters of Credit
         Schedule 7.1.1    Locations of Collateral

                    POST-PETITION LOAN AND SECURITY AGREEMENT


         THIS POST-PETITION LOAN AND SECURITY AGREEMENT is made on November 29, 2001, by and among CMI INDUSTRIES, INC., a Delaware corporation ("CMI"), and ELASTIC FABRICS OF AMERICA, LLC, a Delaware limited liability company ("EFA"), each of which is a Chapter 11 debtor-in-possession (collectively, "Borrowers"); and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Lender"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

                                RECITALS:

         Borrowers are debtors-in-possession under Chapter 11 of the Bankruptcy Code in cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the Chapter 11 Cases or any proceedings therein from time to time, the "Court"). Borrowers have requested that Lender extend financing to Borrowers in connection with the Chapter 11 Cases in accordance with the provisions of this Agreement.

         Lender is willing to make loans and other extensions of credit to Borrowers, subject to the terms and conditions of this Agreement and subject to the terms and conditions set forth in orders of the Court approving the proposed financing.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.        DIP FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other DIP Financing Documents, Lender agrees, to the extent and in the manner hereinafter set forth, to establish the DIP Facility and to make Revolver Loans available to Borrowers, in an aggregate amount up to $10,000,000, as follows:

         1.1.     REVOLVER FACILITY.

                  1.1.1. Revolver Loans. Lender agrees, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the day before the last day of the DIP Term, not to exceed in aggregate principal amount outstanding at any time the Borrowing Base at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lender shall have no obligation whatsoever to make any Revolver Loan if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. The Revolver Loans shall bear interest as set forth in SECTION 2.1 hereof.

                  1.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the DIP Financing Documents and Financing Orders. In the event that Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in this Agreement for Revolver Loans generally.

                  1.1.3. Funding the Carve-Out. Lender may make Revolver Loans after the Facility Termination Date to fund the Carve-Out provided in the Financing Orders. The funding of Revolver Loans after the Facility Termination Date shall not operate to waive any Default or Event of Default or otherwise waive any right or remedy Lender may have under any of the DIP Financing Documents. All such Revolver Loans shall be entitled to all of the benefits and security of the DIP Financing Documents and the Financing Orders and shall be repaid on demand. Balances on hand in the Professional Expenses Escrow shall be disbursed to pay Professional Expenses to the extent permitted by the Financing Orders or specifically allowed by other final orders of the Court. If any Professional Expenses that accrued prior to the Facility Termination Date are paid from the Professional Expenses Escrow but are subsequently disallowed by Final Order of the Court, any amounts repaid to Borrowers shall be turned over by Borrowers to Lender for application to any unpaid Obligations or Pre-Petition Debt outstanding and the balance, if any, used to replenish the Professional Expenses Escrow.

                  1.1.4. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers during the pendency of the Chapter 11 Cases exclusively for one or more of the following purposes: (i) to pay expenses described (and in the amount provided for) in the Budget; (ii) to pay Adequate Protection Claims, but only to the extent authorized by the Court; (iii) to pay fees required to be paid to the office of the United States Trustee; (iv) to pay, or to fund deposits to the Professional Expenses Escrow pursuant to the Financing Orders for the payment of, Professional Expenses of Professional Persons, subject to allowance by the Court and Borrowers' receipt of an itemized billing and expense statement from such Professional Person; (v) to pay any of the Obligations; (vi) to pay property taxes with respect to any Collateral to the extent such property taxes constitute a Lien senior to Lender's Liens; and
(vii) to pay other expenses authorized by the Court. Notwithstanding anything to the contrary contained herein, in no event shall proceeds of Revolver Loans be used to pay Professional Expenses incurred in connection with the assertion of or joinder in any claim, counterclaim, action, contested matter, objection, defense or other proceeding, the purpose of which is to seek or the result of which would be to obtain any order, judgment, declaration, or similar relief (a) seeking damages on account of any alleged cause of action arising on, before or after the Petition Date; (b) invalidating, setting aside, avoiding or subordinating, in whole or in part, any of the Pre-Petition Debt or Obligations or Liens and security interests in any Collateral granted to Lender under this Agreement or the Financing Orders or under any of the Pre-Petition Loan Documents; (c) declaring any of the DIP Financing Documents or Pre-Petition Loan Documents to be invalid, not binding or unenforceable in any respect; (d) preventing, enjoining, hindering or otherwise delaying Lender's or any Lender's enforcement of any of the DIP Financing Documents or Pre-Petition Loan Documents or any realization upon any Collateral (unless such enforcement or realization is in direct violation of an explicit provision in any of the Financing Orders); (e) declaring any Liens granted or purported to be granted under any of the DIP Financing Documents or Pre-Petition Loan Documents to have a priority other than the priority set forth therein; (f) objecting to the amount or method of calculation by Lender of the Pre-Petition Debt or any of the Obligations or any accounting rendered by Lender with respect to any of those obligations; or (g) seeking to use the cash proceeds of any of the Collateral without the prior written consent of Lender. Nothing in this
SECTION 1.1.4 shall be construed to waive Lender's right to object to any requests, motions or applications made in or filed with the Court, including any applications for interim or final allowances of Professional Expenses.

                  1.1.5. Revolver Note. The Revolver Loans made by Lender and interest accruing thereon shall be evidenced by the records of Lender and by the Revolver Note payable to Lender (or the assignee of Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolver Note shall be due and payable as set forth in
SECTION 4.2 hereof.

         1.2.     LC FACILITY.

                  1.2.1. Pre-Petition Letters of Credit; Procurement of Letters of Credit.

                   (a) Borrowers and Lender acknowledge that (i) Pre-Petition Letters of Credit in the respective face amounts and issued in favor of the respective beneficiaries described on SCHEDULE 1.2 are outstanding on the date of this Agreement and (ii) Pre-Petition Agent holds cash collateral with respect thereto in an amount in excess of the aggregate face amounts of the Pre-Petition Letters of Credit in accordance with the Pre-Petition Loan Agreement.

                   (b) Lender agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 30th day prior to the last day of the DIP Term, and provided no Default or Event of Default exists, Lender shall procure from Bank one or more Letters of Credit on Borrowers' request therefor from time to time, subject to the following terms and conditions:

                           (i)      Borrowers acknowledge that Bank's
         willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Lender, (B) an LC Application with respect to the requested Letter of Credit and

         (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to execute any LC Support or to join with Borrowers in executing an LC Application unless (x) Lender receives an LC Request from Borrowers at least 5 Business Days prior to the date on which Borrowers desire to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Lender's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall Lender have any liability or obligation to Borrowers or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                           (ii) Letters of Credit may be requested by Borrowers only if they are to be used (a) to support obligations of Borrowers incurred in the Ordinary Course of Business of Borrowers on a standby basis or (b) for such other purposes as Lender may approve from time to time in writing.

                           (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Lender shall have the same rights and remedies that Bank has under any agreements that Borrowers may have with Bank in addition to any rights and remedies contained in any of the DIP Financing Documents. Borrowers agree to reimburse Bank for any draw under any Letter of Credit as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrowers may have at any time against Bank or any other Person. If Lender shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrowers shall pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Lender under such LC Support (or, if payment thereunder was made by Lender in a currency other than Dollars, an amount equal to the Dollar equivalent of such currency at the time of Lender's payment under such LC Support, in each case) together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrowers relating to the issuance of such Letter of Credit, and (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers has been discharged with the proceeds of such Letter of Credit. Whether or not Borrowers submit any Notice of Borrowing to Lender, Borrowers shall be deemed to have requested from Lender a Revolver Loan in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date.

                           (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Lender for any payment made by Lender under the LC Support shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrowers contend that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrowers shall nevertheless be obligated to reimburse Lender for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrowers may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrowers directly with Bank.

                           (v) Borrowers hereby authorize and direct Bank to deliver to Lender all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

                  1.2.2. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Facility Termination Date, then Borrowers shall, on Lender's request, forthwith deposit with Lender, in cash, an amount equal to 102% of the aggregate amount of LC Outstandings or, at Borrowers' election in the case of any LC Outstandings on the Facility Termination Date, a direct pay letter of credit as permitted pursuant to SECTION 5.2.3. If Borrowers fail to make such deposit on the first Business Day following Lender's demand therefor, Lender may advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender's discretion, in Cash Equivalents. Borrowers hereby pledge to Lender and grant to Lender a security interest in, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to the LC Outstandings that may be then outstanding. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such Cash Collateral to the payment of any other Obligations, with any surplus to be turned over to Borrowers).

                  1.2.3. Indemnification. In addition to any other indemnity which Borrowers may give to Lender under any of the other DIP Financing Documents and without limiting such other indemnification provisions, Borrowers hereby agree to indemnify and defend each of the Lender Indemnitees and to hold each of the Lender Indemnitees harmless from and against any and all Claims which any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

SECTION 2.        INTEREST,  FEES  AND  CHARGES

         2.1.     INTEREST.

                  2.1.1. Rates of Interest. Borrowers agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to 1.5% plus the Base Rate in effect from time to time. The rate of interest for all Revolver Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Revolver Loan shall accrue from and including the date on which such Revolver Loan is made to (but excluding) the date of any repayment thereof; provided, however, that, if a Revolver Loan is repaid on the same day made, one day's interest shall be paid on such Revolver Loan. The Base Rate on the date hereof is 5.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.50% per annum.

                  2.1.2. Default Rate of Interest. At any time that an Event of Default exists and effective upon notice by Lender given to Borrower's Agent, the principal amount of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) shall bear interest at the Default Rate. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations. Borrowers acknowledge that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense.

         2.2.     FEES.

                  2.2.1. Commitment Fee. Borrowers shall pay to Lender a commitment fee of $105,000, which shall be paid on the Closing Date.

                  2.2.2. LC Facility Fees. Borrowers shall pay all fees at any time payable to Bank for each Letter of Credit, including issuance charges for each Letter of Credit and charges for each amendment to a Letter of Credit. In no event shall Lender be liable to Bank, Borrowers or any other Person for any fees owing to Bank in respect of any Letter of Credit by reason of Lender's joining in any LC Application or otherwise. Borrowers shall also pay to Lender for each LC Support of each standby Letter of Credit, a fee equal to 1.75% per annum of the average daily undrawn amount of such Letter of Credit that shall be due and payable in arrears on the first Business Day of each month.

                  2.2.3. Audit and Appraisal Fees. Borrowers shall be obligated to reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with all audits and appraisals of either Borrower's books and records and such other matters pertaining to either Borrower or any Collateral as Lender shall deem appropriate.

                  2.2.4. General Provisions. All fees shall be fully earned by Lender pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in this SECTION 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. COMPUTATION OF INTEREST AND FEES. Interest shall be calculated on a daily basis, commencing on the date hereof, and shall be payable monthly, in arrears, on the first day of each month. All interest, fees and other charges provided for in this Agreement shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. Borrowers acknowledge that the calculation of interest on the basis of a 360-day year, as opposed to a year of 365 days, results in a higher effective rate of interest hereunder. For purposes of computing interest hereunder, all Payment Items received by Lender shall be deemed applied by Lender on account of the Obligations (subject to Full Payment of such items) one Business Day after Lender receives such items in immediately available funds in the Payment Account, and Lender shall be deemed to have received such Payment Item on the date specified in SECTION 4.6 hereof.

         2.4.     REIMBURSEMENT OBLIGATIONS.

         2.4.1. Borrowers shall reimburse Lender, for all legal, accounting, appraisal and other fees and expenses actually incurred by Lender (including reasonable fees and expenses of Lender Professionals actually incurred) in connection with (i) the negotiation and preparation of any of the DIP Financing Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the DIP Financing Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other DIP Financing Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Lender's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to any of Borrowers' books and records or any of the Collateral; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Lender, either Borrower or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Lender's Liens thereon), any of the DIP Financing Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement of any rights or remedies of Lender in any Insolvency Proceeding; and (viii) any other action taken by Lender to enforce any of the rights or remedies of Lender against either Borrower or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this SECTION 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ON DEMAND to Lender. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in SECTION 7 hereof or in any of the other DIP Financing Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the DIP Financing Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

                  2.4.2. If at any time Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee any liability or obligation of a Borrower to such Person, or otherwise shall provide assurances of a Borrower's payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Lender with respect to Cash Management Agreements, Interest Rate Contracts or Letters of Credit, then each Borrower shall indemnify and defend Lender and shall hold it harmless from and against any and all liability Lender may have under any such indemnity, guaranty or assurance, and any amounts so paid by Lender shall be repaid to them immediately by each Borrower. Each Borrower's agreement to indemnify and defend Lender shall constitute part of the Obligations that are secured by the Collateral and each Borrower shall repay, ON DEMAND, any amount so paid or any liability incurred by Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any LC Support shall be due on the Reimbursement Date as provided in
SECTION 1.2.1(III). Nothing herein shall be construed to impose upon Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in SECTION 1.2 hereof. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of each Borrower's knowledge of the existence thereof, and shall be in addition to any of the provision of the DIP Financing Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

         2.5. BANK CHARGES. Borrowers shall pay to Lender, ON DEMAND, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers by Lender of proceeds of Revolver Loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection by Lender of any Payment Item received or delivered to Lender on account of the Obligations. Borrowers acknowledge and agree that Lender may charge such costs, fees and expenses to Borrowers based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

         2.6. MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or any of the other DIP Financing Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other DIP Financing Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other DIP Financing Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the DIP Financing Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrowers acknowledge and stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrowers recognize that, with fluctuations in the rates of interest set forth in SECTION 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other DIP Financing Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrowers covenant that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrowers in connection with any of the DIP Financing Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION 2.6 shall be deemed to be incorporated into every DIP Financing Document (whether or not any provision of this Section is referred to therein). All such DIP Financing Documents and communications relating to any Interest owed by Borrowers, and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 2.6.

SECTION 3.        LOAN ADMINISTRATION

         3.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the DIP Facility established pursuant to SECTION 1 hereof shall be made and funded as follows:

                  3.1.1.   Notice of Borrowing.

                           (i)      Whenever Borrowers desire to make a
         borrowing under this Agreement, Borrowers shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT B annexed hereto and signed by an authorized officer of Borrowers. Such Notice of Borrowing shall be given by Borrowers no later than 11:30 a.m. at the office of Lender designated by Lender from time to time on the Business Day of the requested funding date of such borrowing. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Revolver Loans made on the Closing Date shall be in excess of $250,000. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the borrowing and (b) the date of borrowing (which shall be a Business Day).

                           (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other DIP Financing Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Outstandings) shall be deemed irrevocably to be a request for Revolver Loans on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Lender shall not have any obligation to Borrowers to honor any deemed request for a Revolver Loan after the Facility Termination Date or when an Out-of-Formula Condition exists or would result therefrom, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

                           (iii) As an accommodation to Borrowers, Lender may permit telephonic requests for borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Lender shall not have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall not have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  3.1.2. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by Borrowers, or deemed to be requested pursuant to SECTION 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under SECTION 3.1.1(I) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial borrowing, and, in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time in writing; and
(ii) the proceeds of each Revolver Loan requested under SECTION 3.1.1(II) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. Any proceeds disbursed in payment of any of the Obligations shall be deemed to have been received by Borrowers.

         3.2. ALL REVOLVER LOANS TO CONSTITUTE ONE OBLIGATION. The Revolver Loans shall constitute one general Obligation of Borrowers and shall be secured by Lender's Lien upon all of the Collateral.

         3.3. BORROWERS' AGENT. Each Borrower hereby irrevocably appoints CMI, and CMI agrees to act under this Agreement, as the agent and representative of itself and the other Borrower for all purposes under this Agreement (in such capacity, "Borrowers' Agent"), including requesting Revolver Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, upon any Notice of Borrowing, disbursement instructions, reports, information, Borrowing Base Certificates or any other notice or communication made or given by Borrowers' Agent, whether in its own name, on behalf of either Borrower or on behalf of "the Borrowers," and Lender shall have no obligation to make any inquiry or to request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this SECTION 3.3 shall not be construed to preclude either Borrower from directly requesting Revolver Loans or taking other actions permitted to be taken by "a Borrower" hereunder. Lender may maintain a single Loan Account in the name of "CMI Industries" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect upon the joint and several character of such Borrower's liability for the Obligations.

SECTION 4.        PAYMENTS

         4.1. GENERAL PAYMENT PROVISIONS. All payments of principal of and interest on the Revolver Loans, LC Outstandings and other Obligations shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

         4.2.     REPAYMENT OF REVOLVER LOANS.

                  4.2.1. Payment of Principal. The principal amount of the Revolver Loans shall be paid by Borrowers to Lender immediately upon (a) each receipt by Lender or Borrowers of any proceeds of the Accounts or Inventory, to the extent of such proceeds, and of any Net Proceeds of any other Collateral sold or otherwise disposed (provided that no such sale or other disposition shall occur except as and to the extent permitted in this Agreement, in each case subject to transfer to Borrower of such proceeds to the extent and on the conditions provided in SECTION 4.5.2; and (b) the Facility Termination Date.

                  4.2.2. Payment of Interest. Interest accrued on each Revolver Loan shall be due and payable on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month. Accrued interest shall also be paid by Borrowers on the Facility Termination Date.

         4.3. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by Lender, shall be repaid by Borrowers to Lender as and when provided in the DIP Financing Documents, or, if no date of payment is otherwise specified in the DIP Financing Documents, ON DEMAND.

         4.4. MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of either Borrower or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of Collateral or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this SECTION 4.4 shall survive any termination of the DIP Facility and Full Payment of the Obligations.

         4.5.     APPLICATION OF PAYMENTS AND COLLECTIONS.

         4.5.1. Applications Generally. All Payment Items received by Lender by 12:00 noon on any Business Day shall be deemed received on that Business Day. All Payment Items received by Lender after 12:00 noon on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times received by Lender from or on behalf of Borrowers, does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender or its Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of Lender's collection of proceeds of Accounts and other Collateral as authorized by SECTION 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers.

         4.5.2. Transfer of Excess When No Obligations Outstanding. If, on any date of determination, after Lender's application of payments and Collateral proceeds to Obligations in accordance with this Agreement, Lender holds collected funds (other than funds held as Cash Collateral) from such payments and Collateral proceeds in excess of the aggregate amount of Obligations (other than LC Outstandings that are fully secured by Cash Collateral) outstanding on such date, then Lender shall, within one Business Day after such date of determination, transfer such excess to an account of Borrowers designated by Borrowers, as follows: (i) so long as no Default or Event of Default exists on such date, an amount equal to the amount of such excess on that date, and (ii) if a Default or Event of Default exists on such date, an amount equal to the amount of such excess on that date less the Default Reserve (as hereinafter defined), which Lender may retain as Cash Collateral. For purposes of SECTION 4.5.2(II), the "Default Reserve" means, on any date of determination, $100,000 (or such lesser amount on such date, which, when aggregated with all other amounts then retained by Lender pursuant to SECTION 4.5.2(II) as Cash Collateral, equals $100,000).

         4.5.3. No Limits on Lender's Remedies. Nothing in this SECTION 4.5 shall be construed to limit Lender's rights and remedies upon and after the occurrence of a Default or an Event of Default, other than Lender's undertaking to transfer such excess to Borrowers as provided in SECTION 4.5.2, which undertaking shall continue until the date that is the soonest to occur of: (i) the last day of the DIP Term, (ii) the effective date of any Acceptable Plan or the date of entry of a Confirmation Order with respect to any other Reorganization Plan, or (iii) the date that is 30 days after the occurrence of the Default or Event of Default.

         4.6.     LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

                  4.6.1. Loan Accounts. Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrowers to Lender resulting from each Revolver Loan owing to Lender from time to time, including the amount of principal and interest payable to Lender from time to time hereunder and under each Note payable to Lender. Any failure of Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to Lender.

                  4.6.2. Entries Binding. The entries made in the Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Loan Account is provided to either Borrower, or either Borrower inspects the Loan Account, at any time or from time to time, then the information contained in the Loan Account shall be conclusive and binding on such Borrower for all purposes absent manifest error, unless such Borrower notifies Lender in writing within 30 days after such Borrower's receipt of such copy or such Borrower's inspection of the Loan Account of its intention to dispute the information contained therein.

SECTION 5.        DIP TERM AND TERMINATION OF COMMITMENTS

         5.1. DIP TERM. Subject to Lender's right to cease making Revolver Loans to Borrowers when any Default or any Event of Default exists or upon the Facility Termination Date, the DIP Facility shall be in effect for the DIP Term. The DIP Term may be extended by written agreement among Borrowers and Lender without further notice or hearing or order by the Court.

         5.2.     TERMINATION OF DIP FACILITY.

                  5.2.1. Termination by Lender. Lender may terminate the DIP Facility at any time, without notice to Borrowers, during the existence of an Event of Default.

                  5.2.2. Termination by Borrowers. Borrowers may terminate the DIP Facility at any time upon 3 days prior written notice to Lender; provided, however, no such termination by Borrowers shall be effective until Full Payment of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing. Borrowers may elect to terminate the DIP Facility in its entirety only.

                  5.2.3. Effect of Termination. On the Facility Termination Date, all of the Obligations (including Contingent Obligations owing to Lender) shall be immediately due and payable, and Lender shall have no further obligation to make any Revolver Loans or to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the DIP Financing Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the DIP Financing Documents notwithstanding such termination until Full Payment of the Obligations pursuant to Court authority and Lender's receipt of a Court authorized release resolving all disputes against Lender in connection with this Agreement, the other Loan Documents and the DIP Facility. With respect to any Obligations that are Contingent Obligations on the Facility Termination Date (consisting of any LC Outstandings or any contingent indemnity obligations of a Borrower to Lender with respect to any Interest Rate Contracts, Cash Management Agreements, or ACH services), Borrowers shall, on the Facility Termination Date, either deposit with Lender cash or procure and deliver to Lender a direct pay letter of credit naming Lender as beneficiary (to be in form and substance, and from an issuing bank, satisfactory to Lender), in each case in an amount not less than 102% of the aggregate amount of all such Contingent Obligations to Lender. Notwithstanding Full Payment of the Obligations, Lender shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Lender shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of SECTIONS 1.2.3, 2.4, 4.4 and this SECTION 5.2.3 and all obligations of Borrowers to indemnify Lender pursuant to this Agreement shall in all events survive any termination of the DIP Facility.

SECTION 6.        COLLATERAL SECURITY

         6.1. GRANT OF SECURITY INTEREST IN COLLATERAL. To secure the prompt and Full Payment and performance of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon all assets of such Borrower, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising (irrespective of whether the same existed on or was created or acquired after the Petition Date):

                           (i)      all Accounts;

                           (ii)     all Inventory;

                           (iii)    all Equipment;

                           (iv)     all General Intangibles;

                           (v)      all Instruments;

                           (vi)     all Chattel Paper;

                           (vii)    all Documents;

                           (viii)   all Investment Property;

                           (ix)     all Supporting Obligations;

                           (x)      all Letter-of-Credit Rights;

                           (xi) all monies and other Property of any kind, now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral in the Cash Collateral Account;

                           (xii) all cash and non-cash proceeds of (i) through (xi) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                           (xiii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (xii) above.

Notwithstanding the foregoing, in no event shall the Collateral be deemed to include any Avoidance Claims.

         6.2. OTHER COLLATERAL. In addition to the items of Property referred to in SECTION 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

         6.3. LIEN ON DEPOSIT ACCOUNTS. As additional security for the Full Payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon, and hereby collaterally assigns to Lender, all of such Borrower's right, title and interest in and to each Deposit Account and all deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited from such blocked accounts and special lockbox accounts. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Lender upon its written demand therefor and without further notice to Borrowers (such notice being hereby expressly waived), all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding or as described in the Financing Orders, and the rights given Lender in this Section shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Lender as such Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

         6.4. LIEN ON REAL ESTATE. The due and punctual payment and performance of the obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of each Borrower described therein. Each Mortgage shall be executed by a Borrower in favor of Lender on or about the Closing Date and shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.

         6.5. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Lender's request therefor, each Borrower shall execute or cause to be executed and deliver to Lender (and consent to Lender's filing without such Borrower's signature where permitted by Applicable Law) such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Lender's Lien upon the Collateral, and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby authorizes Lender to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         6.6. LIENS UNDER FINANCING ORDERS. The Liens and security interests granted to Lender pursuant to the provisions of this SECTION 6 and pursuant to any of the other DIP Financing Documents shall be in addition to all Liens conferred upon Lender pursuant to the terms of the Financing Orders.

         6.7. LIEN PRIORITY. The Liens and security interests granted to Lender pursuant to the provisions of this SECTION 6 and pursuant to any of the DIP Financing Documents shall be first priority Liens and security interests in the Collateral, except as otherwise expressly provided in the Financing Orders and except for the Carve-Out.

SECTION 7.        COLLATERAL ADMINISTRATION

         7.1.     GENERAL PROVISIONS.

                  7.1.1. Locations of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at one or more of the business locations of Borrowers described in
SCHEDULE 7.1.1 hereof and shall not be moved therefrom, without the prior written approval of Lender, except that prior to an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrowers may (i) make sales or other dispositions of any Collateral to the extent such sales or other dispositions are not prohibited by SECTION 9.2.4 hereof and (ii) may move Inventory or any record relating to any Collateral to a location in the United States other than those described in SCHEDULE 7.1.1, so long as Borrowers has given Lender at least 30 days prior written notice of such new location and prior to moving any Inventory to such location there shall have been filed all UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Lender's Liens with respect to such Inventory and all proceeds thereof.

                  7.1.2. Insurance of Collateral; Condemnation Proceeds. Borrowers shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender, and all condemnation proceeds payable with respect to any of the Collateral shall be paid to Lender, in each case, as determined by Lender in its reasonable discretion after consultation with Borrowers, either
(i) for application to the Obligations, or (ii) in the case of insurance or condemnation proceeds paid to Lender with respect to any Equipment or any Real Estate that is subject to a Mortgage, transferred to Borrowers to restore, repair or replace the damaged, destroyed or condemned Equipment or Real Estate. Borrowers shall deliver the originals or certified copies of such policies to Lender with lender's loss payable endorsements reasonably satisfactory to Lender, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrowers shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrowers provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims. Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other DIP Financing Documents.

                  7.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrowers. If Borrowers fail to pay promptly any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

         7.2.     ADMINISTRATION OF ACCOUNTS.

                  7.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the 20th day of each month from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Lender of such occurrence promptly (and in any event within 2 Business Days) after Borrowers' having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. At the request of Lender made at any time, each Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Accounts.

                  7.2.2. Discounts, Disputes and Returns. If a Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrowers and any Account Debtor, or if any returns are made in excess of $100,000 with respect to any Accounts owing from an Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

                  7.2.3. Taxes. If an Account of either Borrower includes a charge for any Taxes payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor; provided, however, that neither Lender nor Lender shall be liable for any Taxes that may be due by Borrowers.

                  7.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or Borrowers to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                  7.2.5. Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Lender and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to Lender, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Lender's Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to Lender) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Lender does not assume any responsibility to Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  7.2.6. Collection of Accounts and Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of Borrowers' Accounts for Lender. All Payment Items received by either Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by Borrowers as trustee of an express trust for Lender's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of Borrowers that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, incurred by Lender, including reasonable attorneys' fees.

         7.3.     ADMINISTRATION OF INVENTORY.

                  7.3.1. Records and Reports of Inventory. Borrowers shall keep accurate and complete records of its Inventory and shall furnish Lender inventory reports respecting such Inventory in form and detail satisfactory to Lender at such times as Lender may request, including on a daily basis if so requested. Borrowers shall conduct a physical inventory of Borrowers' Inventory no less frequently than annually and periodic cycle counts consistent with Borrowers' historical practices, and shall provide to Lender a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Lender shall request. Lender may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense.

                  7.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom;

(iii) such Borrower promptly notifies Lender thereof if the aggregate Value of all Inventory returned in any month exceeds $25,000; (v) any payments received by Borrowers in connection with any such return is promptly turned over to Lender for application to the Obligations; and (vi) such return is not made for the purpose of allowing such Person to credit its Claim against Borrowers arising prior to the Petition Date.

         7.4.     ADMINISTRATION OF EQUIPMENT.

                  7.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with
SECTION 7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Promptly after request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                  7.4.2. Dispositions of Equipment. Neither Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to dispositions by CMI of Equipment owned by it which, in the aggregate during the DIP Term, has a fair market value or book value, whichever is more, of $2,000,000 or less.

                  7.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment to become affixed to any real Property leased to a Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

         7.5. BORROWING BASE CERTIFICATES. On the Closing Date and on or before the third Business Day of each week after the Closing Date (or with such greater frequency as Lender may request), Borrowers shall deliver to Lender a Borrowing Base Certificate, prepared as of the close of business of the previous week, and at such other times as Lender may request. All calculations of Availability in connection with any Borrowing Base Certificate shall initially be made by Borrowers and certified by a Senior Officer to Lender, provided that Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and
(ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, as such Borrowing Base Certificate may be adjusted by Lender as herein provided.

SECTION 8.        REPRESENTATIONS AND WARRANTIES

         8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to establish the DIP Facility, Borrowers warrant and represent to Lender that:

                  8.1.1. Organization and Qualification. Each Borrower is an entity duly organized, validly existing and in good standing under the laws of the state of its organization, has the power to own Properties and to transact the business in which it is presently engaged or proposed to be engaged and is duly qualified and in good standing in each jurisdiction in which it presently is, or proposes to be, engaged in business.

                  8.1.2. Power and Authority. The execution, delivery and performance by each Borrower of the DIP Financing Documents are within such Borrower's entity power, has been duly authorized by all necessary or proper entity action and, on the date of initial funding of Revolver Loans hereunder, will be authorized by the Interim Financing Order pursuant to Sections 363 and 364 of the Bankruptcy Code; are not in contravention of any provision of its Organizational Documents; will not violate any Applicable Law (following entry of the Interim Financing Order); will not conflict with any Material Contract of such Borrower (other than the Indenture); and does not require the consent or approval of any Governmental Authority or any other Person other than the entry by the Court of the Interim Financing Order and thereafter the Final Financing Order.

                  8.1.3. Enforceable Agreements. Each of the DIP Financing Documents has been duly executed and delivered by Borrowers and constitutes a legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

                  8.1.4. Priority of Liens. Upon entry of the Interim Financing Order, and thereafter upon entry of the Final Financing Order, the security interests granted pursuant to the DIP Financing Documents constitute valid, enforceable, perfected and first priority Liens on the Collateral, except to the extent otherwise expressly provided in the Financing Orders.

                  8.1.5. Places of Business. No Borrower has any office or place of business, nor does either Borrower store any Collateral, at any location other than those identified in SCHEDULE 7.1.1.

                  8.1.6. Compliance With Laws. All of Borrowers' businesses, operations and Properties are conducted, maintained and owned in accordance with Applicable Law, including all Environmental Laws, except to the extent that any such noncompliance could not reasonably be expected to have a Material Adverse Effect and except as heretofore described by Borrowers in filings with the SEC.

                  8.1.7. Governmental Approvals. Each Borrower has obtained and holds in full force and effect all Governmental Approvals necessary for the operation of its business as presently and proposed to be constructed to the extent that the failure to obtain same could not reasonably be expected to have a Material Adverse Effect.

                  8.1.8. No Adverse Changes. Since the Petition Date, no event has occurred that has or could reasonably be expected to have a Material Adverse Effect.

                  8.1.9. Taxes. The FEIN of CMI is 57-0836097, and the FEIN of EFA is 58-2297890. Each Borrower has filed all federal, state and local tax returns and other reports that it is required by Applicable Law to file and has paid, or made for provision of the payment of, all Taxes upon it, its income and properties as and when such Taxes are due and payable, except to the extent being Properly Contested.

                  8.1.10. Brokers. There are no claims for brokerage commissions, finders' fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other DIP Financing Documents.

                  8.1.11. No Default. No Default or Event of Default exists at the time, or would result from the funding, of any Revolver Loan or other extension of credit hereunder.

                  8.1.12. Accounts. With respect to each Account of a Borrower that is included by Borrowers in their calculation of the Borrowing Base and for so long as it is so included, such Account is genuine and in all respects what it purports to be and is not evidenced by a judgment; arises out of a completed sale and delivery of goods by Borrowers in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor; is for a sum certain maturing, as stated in the duplicate invoice covering such sale, a copy of which is available to Lender upon request; such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason, and the Account is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial; the contract under which such Account arose does not condition or restrict such Borrower's right to assign to Lender the right to payment thereunder; no Borrower has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, other than deductions, discounts and allowances that are granted in the Ordinary Course of Business for prompt payment and are reflected in the calculation of the net amount of each respective invoice related thereto and reflected in the Schedule of Accounts submitted to Lender pursuant to this Agreement; to the best of Borrowers' knowledge, such Account Debtor is Solvent; and there are no facts, events or occurrences that are reasonably likely to impair the validity or enforceability of any such Accounts or reduce the amount payable thereunder from the face amount of the invoice with respect thereto.

                  8.1.13. Intellectual Property. Each Borrower and its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to such Borrower's knowledge, threatened) Intellectual Property Claim with respect to, each Borrower's or any Subsidiary's right to use any such Intellectual Property and such Borrower is not aware of any grounds for challenge or objection thereto; and, other than license fees payable by a Borrower for the use of computer software in the Ordinary Course of Business, no Borrower or any Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property.

                  8.1.14. Burdensome Contracts. Neither Borrowers nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither Borrowers nor any of the Subsidiaries is a party or subject to any Restrictive Agreements, except as set forth in the Pre-Petition Loan Agreement or, during the period commencing on the date of entry of the Confirmation Order with respect to an Acceptable Plan and ending on the Facility Termination Date, as permitted by such Acceptable Plan, none of which prohibit the execution or delivery of any of the DIP Financing Documents by either Borrower or the performance by either Borrower of its obligations under any of the DIP Financing Documents to which it is a party, in accordance with the terms of such DIP Financing Documents.

                  8.1.15. ERISA. Except as disclosed in the Pre-Petition Loan Agreement, neither Borrowers nor any of the Subsidiaries has any Plan on the date hereof. Borrowers and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of Borrowers or any of the Subsidiaries exists in connection with any Plan. Neither Borrowers nor any of their Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                  8.1.16. Labor Matters. Neither Borrowers nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of a Borrower's or any Subsidiary's employees, or, to Borrowers' knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.


                  8.1.17. Not a Regulated Entity. No Borrower is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  8.1.18. Margin Stock. Neither Borrowers nor any of the Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  8.1.19. Customer and Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between either Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent either Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such Borrower conducted its business on the Petition Date.

         8.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. All of the foregoing representations and warranties made by either Borrower in this Agreement or in any of the other DIP Financing Documents shall survive the execution and delivery of this Agreement and such other DIP Financing Documents, and shall be deemed to have been remade and reaffirmed on each day that any Obligations are outstanding or that Borrowers request or are deemed to have requested the funding of a Loan under the DIP Facility, except for changes that may occur after the date hereof in the Ordinary Course of Business as long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement.

SECTION 9.        COVENANTS AND CONTINUING AGREEMENTS

         9.1. AFFIRMATIVE COVENANTS. During the DIP Term and thereafter until Full Payment of the Obligations, each Borrower covenants that it shall and shall cause each of its Subsidiaries to:

                  9.1.1. Business and Existence. Preserve and maintain its separate entity existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary to the ownership of its Properties or the conduct of its businesses.

                  9.1.2. Business Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all of its financial transactions.

                  9.1.3. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers, inspect and make extracts from Borrowers' books and records, and discuss with Borrowers' officers, its employees and its independent accountants, Borrowers' business, assets, liabilities, financial condition, business prospects and results of operations.

                  9.1.4. Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other DIP Financing Documents.

                  9.1.5. Compliance With Orders. To the extent having applicability to Borrowers, comply with the Interim Financing Order, the Final Financing Order and all other orders entered by the Court in the Chapter 11 Cases.

                  9.1.6. Financial Reporting. Cause to be prepared and to be furnished to Lender the following (which, in the case of financial reporting, shall be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein, such change is disclosed to Lender and is consistent with GAAP):

                           (i) as soon as available, and in any event within 30 days after the end of each month hereafter, including the last month of Borrowers' Fiscal Year, unaudited interim financial statements of each Borrower as of the end of such month and the related unaudited statements of income and cash flow for such month and for the portion of such Borrower's Fiscal Year then elapsed, certified by the principal financial officer of such Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of such Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (ii) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan;

                           (iii) such other data and information (financial or otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' financial condition or results of operations;

                           (iv) promptly after the sending or filing thereof, as the case may be, copies of any 10Qs, 10Ks and any proxy statements, financial statement or reports which either Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which either Borrower files with the SEC (or any other Governmental Authority which may be substituted therefor), or any national securities exchange; and

                           (v) on or before the second Business Day of each week (a) a report in form acceptable to Lender setting forth any variances in actual cash receipts and expenditures from those projected in the Budget and (b) an update to the Budget setting forth any changes therein reasonably anticipated by Borrowers (it being understood that no such changes shall become part of the Budget, unless approved by Lender in writing).

         Concurrently with the delivery of the financial statements described in clause (i) of this SECTION 9.1.6, Borrowers shall deliver to Lender a copy of the accountant's letter to each Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and delivered to Lender the certificate of the aforesaid certified public accountants stating to Lender that, based upon such accountants' audit of the financial statements of such Borrower performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that such Borrower was not in compliance with SECTION 9.3 hereof, or, if they are aware of such noncompliance, specifying the nature thereof and acknowledging, in a manner satisfactory to Lender that they are aware that Lender is relying on such financial statements in making their decisions with respect to funding of any Revolver Loans or other extensions of credit hereunder. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this SECTION 9.1.6, or more frequently if requested by Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnish to Lender a Compliance Certificate.

                  9.1.7. Notices. Notify Lender in writing, promptly after either Borrower's obtaining knowledge thereof, of the termination or breach of any Material Contract; the occurrence of any Default or Event of Default; such Borrower's violation (or asserted violation) of any Applicable Law (including the Bankruptcy Code or any Environmental Law); any claim that such Borrower may make under any policy of insurance with respect to the Collateral; any pleading filed with the Court seeking relief from stay in connection with a Claim in an amount exceeding $250,000 or conversion or dismissal of the Chapter 11 Cases; and any proposed sale of any of the Collateral (including with such notice copies of drafts of all instruments and agreements applicable to any such sale), which shall specify the identity of the proposed purchaser, the terms of the proposed sale and the expected date of closing, subject to Court approval. Each Borrower shall provide, or shall cause its counsel in the Chapter 11 Cases to provide, Lender's and Lender's counsel with copies of all pleadings, motions, reports, applications and other papers filed by such Borrower with the Court as well as copies of all billing and expense statements received from any Professional Person. Borrowers shall include counsel for Lender on any "Special Notice List" or other similar list of parties to be served with papers in the Chapter 11 Cases.

                  9.1.8. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrowers.

                  9.1.9. Compliance With Laws. Comply with all Applicable Law, including ERISA, FLSA, OSHA, all Environmental Laws, the Bankruptcy Code and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any

Environmental Release shall occur at or on any of the Properties of Borrowers or any Subsidiary, Borrowers shall, or shall cause the applicable Subsidiary to, act immediately to investigate and report to Lender and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

                  9.1.10. Taxes. Pay and discharge all Taxes (other than Taxes that accrued or arose prior to the Petition and that are not secured by a Lien senior to the Liens in favor of Lender) prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.1.11. Turn Over of Collateral Proceeds. Promptly turn over to Lender all proceeds received from any sale or other disposition of any Collateral (such proceeds to be applied to the Pre-Petition Debt or the Obligations as and to the extent authorized by the Financing Order), except as and to the extent Borrowers are authorized by the Financing Orders to use such proceeds. To the extent such proceeds are to be applied to the Obligations, the provisions of SECTION 4.5 shall apply. After Full Payment of all of the Obligations that are not Contingent Obligations, Lender shall be authorized to retain and apply any remaining proceeds for the purposes set forth in SECTION 5.2.3.

                  9.1.12. Filing of Acceptable Plan. Borrowers shall file with the Court, on or within 10 days after the Petition Date, a Reorganization Plan that is an Acceptable Plan at the time of filing thereof and an appropriate disclosure statement with respect to such Reorganization Plan, in form and substance acceptable to Lender. If Borrowers file a Reorganization Plan that is not an Acceptable Plan at the time of filing thereof, the failure or delay of Lender to object to same and Lender's continued financing under this Agreement shall not be deemed to imply that such Reorganization Plan is an Acceptable Plan or to waive the Event of Default resulting from such failure or delay. In no event shall Lender be deemed to have accepted or be bound by any Reorganization Plan unless and until accepted by Lender in writing in accordance with Applicable Law and confirmed by the Court.

         9.2 NEGATIVE COVENANTS. During the DIP Term and thereafter until Full Payment of the Obligations, each Borrower covenants that it shall not and shall not permit any Subsidiary to:

                  9.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate itself, wind up its affairs or dissolve itself, except pursuant to an Acceptable Plan and except for mergers or consolidations of any Subsidiary with another Subsidiary; change its name or conduct business under any new fictitious name; or change its FEIN.

                  9.2.2. Loans. Make any loans or other advances of money to any Person, except to the other Borrower.

                  9.2.3. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Pre-Petition Lender and other Liens in existence on the Petition Date that were not created or suffered to exist in violation of the Pre-Petition Loan Documents; (ii) post-Petition Date Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested; (iii) post-Petition Date statutory Liens (excluding Liens imposed pursuant to any of the provisions of ERISA) securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the Ordinary Course of Business, but only if the payment thereof is not at the time required or the Debt secured by such Lien is being Properly Contested; (iv) post-Petition Date Liens resulting from deposits made in the Ordinary Course of Business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) reservations, exceptions, easements, rights-of-way, and other similar encumbrances affecting Real Estate of Borrowers that were in existence on the Petition Date and do not violate any terms of the Pre-Petition Loan Documents; and (vi) such other Liens as Lender may consent to in writing from time to time, in its sole and absolute discretion.

                  9.2.4. Disposition of Assets. Sell, lease, consign or otherwise dispose of any of the Collateral, including any disposition of the Collateral as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business for so long as no Event of Default exists hereunder, (ii) CMI's sales of its Equipment to the extent permitted in SECTION 7.4.2, (iii) dispositions in connection with which Full Payment is made of all of the Pre-Petition Debt (to the extent not theretofore paid) and the Obligations and all Contingent Obligations of Borrowers are provided for as set forth in SECTION 5.2.3 hereof, (iv) the rejection pursuant to Section 365 of the Bankruptcy Code of unexpired leases and executory contracts and (v) other sales, leases or dispositions that are consented to in writing by Lender.

                  9.2.5. Compromise of Accounts. Compromise or settle, in an amount exceeding $50,000, or extend the time of payment of, any Account without Lender's prior written consent.

                  9.2.6. Payment of Claims. Make any payment of principal or interest on account of any Claim against Borrowers that arose prior to the Petition Date, other than Claims that may be paid from the proceeds of Revolver Loans pursuant to SECTION 1.1.4.

                  9.2.7. Filing of Motions and Applications. Apply to the Court for authority to (i) take any action that is prohibited by the terms of any of the DIP Financing Documents, (ii) refrain from taking any action that is required to be taken by the terms of any of the DIP Financing Documents or the Financing Orders or (iii) permit any Debt or Claim to be pari passu with or senior to any of the Obligations, other than any Claims with respect to the Carve-Out to the extent provided in the Financing Orders.

                  9.2.8. Modifications to Financing Orders. Seek or consent to any amendment, supplement or any other modification of any of the terms of the Financing Orders without Lender's prior written consent.

                  9.2.9. Restricted Investments. Make or have any Restricted Investment.

                  9.2.10. Distributions. Make any Distribution, other than Distributions by a Subsidiary to a Borrower.

                  9.2.11. Permitted Debt. Incur or suffer to exist any Debt other than Claims in existence on the Petition Date to the extent not incurred in violation of the Pre-Petition Loan Documents; the Obligations; Debt incurred in the Ordinary Course of Business of Borrowers during the Chapter 11 Cases pursuant to the Budget or pursuant to a Court order, including Professional Expenses, so long as such Debts are not past due and payable and are not secured by any Lien that is not a Permitted Lien; and Permitted Contingent Obligations.

                  9.2.12. Conduct of Business. Engage in any business other than the business engaged in by it on the Petition Date and any business or activities that are substantially similar, related or incidental thereto.

                  9.2.13. Use of Proceeds. Use any proceeds of Revolver Loans for a purpose that is not expressly permitted by SECTION 1.1.4.

                  9.2.14. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

                  9.2.15. Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower's or such Subsidiary's rights and obligations to enter into and perform the DIP Financing Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  9.2.16. Restrictive Agreements. Enter into or become party to any Restrictive Agreement other than those disclosed in the Pre-Petition Loan Agreement or, during the period commencing on the date of entry of the Confirmation Order with respect to an Acceptable Plan and ending on the Facility Termination Date, as disclosed in and permitted by such Acceptable Plan, provided that none of such disclosed agreements shall be amended without prior notice to and the consent of Lender.

         9.3 COMPLIANCE WITH BUDGET; FINANCIAL COVENANTS. During the DIP Term and thereafter until Full Payment of the Obligations, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall not:

                  9.3.1. Permit Borrowers' cash receipts from continuing operations for any Test Period to be less than 80% of projected cash receipts from continuing operations as set forth in the Budget for such Test Period.

                  9.3.2. Permit Borrowers' sales during any Test Period to be less than 80% of projected sales as set forth in the Budget for such Test Period.

                  9.3.3. Make cash disbursements in any Test Period in excess of projected disbursements for such Test Period as set forth in the Budget, plus 20%.

                  9.3.4. During any Test Period, permit aggregate actual disbursements with respect to any line item in the Budget to exceed 120% of the projected amount of such disbursements as set forth in the Budget.

SECTION 10.       CONDITIONS PRECEDENT

         10.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other DIP Financing Documents, and without affecting in any manner the rights of Lender under other sections of this Agreement, Lender shall not be required to fund any Loan requested by Borrowers or to procure any Letter of Credit, unless, on or before December 15, 2001, each of the following conditions has been and continues thereafter to be satisfied:

                  10.1.1. All of the DIP Financing Documents shall have been executed in form and substance satisfactory to Lender by each of the signatories thereto and accepted by Lender, and each Borrower shall be in compliance with all of the terms thereof, and all representations and warranties contained therein shall be true and correct in all material respects.

                  10.1.2. No Default or Event of Default shall exist at the time of, and would not result from the funding of, any requested Loan, and no event shall have occurred and no condition shall exist since the Petition Date that has had or could reasonably be expected to have a Material Adverse Effect.

                  10.1.3. Lender shall have determined that Borrowers shall have paid all closing costs incurred in connection with the DIP Facility, including all fees payable to Lender on the Closing Date.

                  10.1.4. The Interim Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect (and, if such Order is the subject of a pending appeal, no performance of any obligation of any party shall have been stayed pending such appeal).

                  10.1.5. Lender shall have received satisfactory proof of insurance by Borrowers, in accordance with the terms of this Agreement, together with loss payable endorsements on Lender's standard form of loss payable endorsement, naming Lender as loss payee with respect to each policy and certified copies of each Borrower's liability insurance policies, together with endorsements naming Lender as an additional insured.

                  10.1.6. All of the "first day orders" presented to the Court at or about the time of the commencement of the Chapter 11 Cases (including orders with respect to maintenance of Borrowers' cash management system) shall be satisfactory in form and substance to Lender.

                  10.1.7. There is not pending any motion which, if granted by the Court, would result in an Event of Default.

                  10.1.8. The Court shall have entered an order for joint administration of the Chapter 11 Cases.

                  10.1.9. Lenders shall have received and found acceptable the Budget.

         10.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other DIP Financing Documents, and without affecting in any manner the rights of Lender under other sections of this Agreement, Lender shall not be required to fund any Revolver Loans or to procure any Letters of Credit, unless and until each of the following conditions has been and continues to be satisfied:

                  10.2.1. No Default or Event of Default exists at the time, or would result from the funding, of any Revolver Loan or other extension of credit.

                  10.2.2. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, any of the DIP Financing Documents or the consummation of any of the transactions contemplated thereby.

                  10.2.3. Lender shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Lender.

                  10.2.4. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is and remains satisfied.

                  10.2.5. After giving effect to all Revolver Loans and Pending Revolver Loans, no Out-of-Formula Condition shall exist.

                  10.2.6. No event shall have occurred and no condition shall exist that could reasonably be expected to have a Material Adverse Effect.

                  10.2.7. The final hearing on the DIP Motion shall be held, with the presentation of evidence and the resolution of any objections to the DIP Motion or the Interim Financing Order in a manner satisfactory to Lender, not later than 45 days after entry of the Interim Financing Order.

                  10.2.8. With respect to all Revolver Loans or Letters of Credit requested after the sooner to occur of December 31, 2001, or the final hearing on the DIP Motion, the Final Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of Lender.

         10.3. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lender shall make any Revolver Loan, procure any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any of such conditions precedent is known or unknown to Lender), the funding of such Revolver Loans and the procurement of such Letter of Credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied. Without limiting the generality of the foregoing, if Lender shall make any Revolver Loan, procure any Letter of Credit or otherwise extend any credit to Borrowers at a time when the condition set forth in SECTION 10.1.7 is not satisfied, all Obligations arising from the extension of any such credit shall be payable ON DEMAND, and Lender shall have no obligation to fund any future requests for Revolver Loans or to procure any Letter of Credit.

SECTION 11.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  11.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  11.1.2. Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrowers or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the DIP Financing Documents proves to have been false or misleading in any material respect when made or furnished.

                  11.1.3. Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 1.1.4, 6.4, 6.5, 7.1.1, 7.1.2, 7.2, 7.3, 7.4.2., 7.5, 9.1.1, 9.1.3, 9.1.4, 9.1.5,
9.1.6, 9.1.8, 9.1.9, 9.1.10, 9.1.11, 9.1.12, 9.2 or 9.3 hereof on the date that
Borrowers are required to perform, keep or observe such covenant.

                  11.1.4. Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION
11.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 10 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 10-day period or which is a willful and knowing breach by Borrowers or which was the subject of a breach during the prior 60-day period.

                  11.1.5. Default Under Other DIP Financing Documents. Any event of default shall occur under, or a Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other DIP Financing Documents and such default shall continue beyond any applicable period of grace.

                  11.1.6. Cross-Defaults. There shall occur any default or event of default on the part of Borrowers under any agreement, document or instrument, which is entered into after the Petition Date and which relates to any Debt for Money Borrowed, if, as a consequence of such default or event of default, the holder of such Debt shall be authorized to accelerate the maturity or demand payment thereof.

                  11.1.7. Uninsured Losses; Unauthorized Dispositions. There shall occur any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or any sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon, except as may be specifically permitted by other provisions of this Agreement.

                  11.1.8. Certain Bankruptcy Events. Either Borrower shall fail to comply with any of the provisions of the Financing Orders; a trustee shall be appointed in any Chapter 11 Case; an examiner shall be appointed in any Chapter 11 Case with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; any Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 or a motion for any such dismissal or conversion shall be filed by a Borrower or any Affiliate; a Borrower or any Affiliate shall obtain Court approval of a disclosure statement for a Reorganization Plan other than an Acceptable Plan or a Confirmation Order shall be entered with respect to a Reorganization Plan (regardless of the identity of the proponent of such Reorganization Plan) if such Reorganization Plan is not an Acceptable Plan; there shall be filed by a Borrower any motion to sell all or a substantial part of the Collateral (other than a sale by CMI of its Equipment in accordance with SECTION 7.2.4) on terms that are not acceptable to Lender in its sole discretion; a Borrower shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, either of the Financing Orders or, without Lender's prior written consent, either of the Financing Orders is amended, vacated, stayed, reversed or otherwise modified; the Court shall enter an order granting to any Person other than Lender relief from the automatic stay to foreclose upon a Lien with respect to any Property of Borrowers that has an aggregate book value in excess of $250,000 or with respect to any of the Collateral (without regard to its value); an order shall be entered for the substantive consolidation of the Estate of a Borrower with any other Person; Borrowers shall not have sufficient Availability on any date to pay, or shall otherwise fail to pay as and when due and payable, all costs and expenses of administration that are incurred by them in the Chapter 11 Cases that are due and payable on such date; a Borrower shall file a motion or other request with the Court seeking authority to use any cash proceeds of the Collateral or to obtain any financing under Section 364(d) of the Bankruptcy Code secured by a priming Lien, or Lien of equal priority with Lender's Liens, upon any Collateral, in each case without Lender's prior written consent; an application shall be filed by a Borrower for the approval of any superpriority claim in any Chapter 11 Case that is pari passu with or senior to the Obligations or there shall arise or be granted any such pari passu or superpriority claim; a Borrower shall challenge the validity, perfection or priority of any Liens of Lender securing the Pre-Petition Debt or the validity or enforceability of any of the Pre-Petition Loan Documents; or, without Lender's consent, a Borrower shall discontinue or suspend all or any material part of its business operations as conducted by such Borrower on the Petition Date or EFA shall commence an orderly wind-down or liquidation of any material part of the Collateral owned or used by EFA; Borrowers' disclosure statement with respect to an Acceptable Plan shall not have been approved by order of the Court on or before January 31, 2002; or an Acceptable Plan shall not have been confirmed by order of the Court on or before March 30, 2002.

                  11.1.9. Change of Control. Any Person or group of Persons shall acquire for the first time direct or indirect ownership or the power to vote more than 20% of the issued and outstanding capital stock of a Borrower.

                  11.1.10. Judgments. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $100,000 shall be rendered against a Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there should be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  11.1.11. Failure of DIP Financing Documents. Any covenant, agreement or obligation of Borrowers contained in or evidenced by any of the DIP Financing Documents shall cease to be enforceable or shall be determined to be unenforceable in accordance with its terms; either Borrower shall deny or disaffirm its obligations under any of the DIP Financing Documents or Liens granted in connection therewith; or the Liens granted in any of the Collateral shall be determined to be voidable, invalid or subordinated or shall be determined, with respect to any material part of the Collateral, to be unperfected or not to have the priority contemplated by this Agreement.

                  11.1.12. Material Adverse Effect. Any event shall occur or any condition shall exist that could reasonably be expected to have a Material Adverse Effect.

                  11.1.13. Criminal Forfeiture. Any Borrower shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Borrower.

         11.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender or any Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement, upon or at any time after the occurrence of an Event of Default as above provided, Lender may, in its discretion, (i) declare the principal of and any accrued interest on the Revolver Loans and all other Obligations owing under any of the DIP Financing Documents to be, whereupon the same shall become, without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Revolver Loans and other Obligations plus reasonable attorneys' fees and expenses actually incurred if such principal and interest are collected by or through an attorney-at-law; and
(ii) terminate the DIP Facility.

         11.3 REMEDIES. Upon or at any time after the occurrence of an Event of Default, but subject at all times to any limitations in the Financing Orders, Lender may, in its discretion, exercise from time to time the following rights and remedies to enforce collection of the Obligations:

                  11.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the DIP Financing Documents or the Financing Orders, all of which rights and remedies shall be cumulative and shall be in addition to any other rights and remedies contained in this Agreement or any of the other DIP Financing Documents, and none of which shall be exclusive.

                  11.3.2. The right to collect Accounts, Chattel Paper, Instruments and General Intangibles and all other rights of Borrowers to the payment of money from any Person obligated therefor.

                  11.3.3. The right to take immediate possession of all tangible items of the Collateral and (i) to require Borrowers to assemble such Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender that is reasonably convenient to Borrowers and Lender and
(ii) to enter any of the premises of Borrowers or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrowers, Borrowers agree not to charge Lender for storage thereof).

                  11.3.4. The right to sell or otherwise dispose of all or any Inventory in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; Borrowers agree that 10 days written notice to Borrowers of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law; Lender may sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

                  11.3.5. The right to exercise all of Lender's rights and remedies under the Mortgages with respect to any Real Estate;

                  11.3.6. The right to require Borrowers to deposit with Lender funds equal to the LC Outstandings and, if Borrowers fail promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, upon Full Payment of the Obligations, returned to Borrowers.

Lender is hereby irrevocably granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Any proceeds realized from the sale or other disposition of any Collateral, to the extent the same are not applied to the Pre-Petition Debt, may be applied to the Obligations, after allowing 2 Business Days for collection, to principal, interest, fees and expenses (including Extraordinary Expenses) in such order and manner as Lender, in their sole discretion, may determine.

         11.4. SETOFF. In addition to any Liens granted under any of the DIP Financing Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its Affiliates) is hereby authorized by each Borrower at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or any of its Affiliates to or for the credit or the account of Borrowers against and on account of the Obligations of Borrowers arising under the DIP Financing Documents to Lender or any of its Affiliates, including all Revolver Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Revolver Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.

         11.5     REMEDIES CUMULATIVE; NO WAIVER.

                  11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other DIP Financing Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any guaranty given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

                  11.5.2. The failure or delay of Lender to require strict performance by Borrowers of any provision of any of the DIP Financing Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the DIP Financing Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Revolver Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of either Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by either Borrower under this Agreement or any other DIP Financing Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

                  11.5.3. If Lender shall accept performance by either Borrower, in whole or in part, of any obligation that such Borrower is required by any of the DIP Financing Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the DIP Financing Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by Borrowers or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender.

SECTION 12.       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         12.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the DIP Financing Documents.

         12.2.    PARTICIPATIONS.

                  12.2.1. Permitted Participants; Effect. Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations or any other interest of Lender under any of the DIP Financing Documents. In the event of any such sale by Lender of participating interests to a Participant, Lender's obligations under the Loan Documents shall remain unchanged, Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, Lender shall remain the holder of each Note for all purposes under the DIP Financing Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if Lender had not sold such participating interests, and Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under the DIP Financing Documents. If Lender sells a participation to a Person other than an Affiliate of Lender, then Lender shall give prompt written notice thereof to Borrowers.

                  12.2.2. Voting Rights. Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the DIP Financing Documents other than an amendment, modification or waiver with respect to any Revolver Loans in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Revolver Loan, postpones the Facility Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Loan, or releases from liability Borrowers or any guarantor or releases any substantial portion of any of the Collateral.

                  12.2.3. Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in SECTION
11.4 hereof in respect of its participating interest in amounts owing under the DIP Financing Documents to the same extent and subject to the same requirements under this Agreement as if the amount of its participating interest were owing directly to it as Lender under the DIP Financing Documents, provided that Lender shall retain the right of set-off provided in SECTION 11.4 hereof with respect to the amount of participating interests sold to each Participant. Lender agrees to share with each Participant, and each Participant by exercising the right of set-off provided in SECTION 11.4 agrees to share with Lender, any amount received pursuant to the exercise of its right of set-off.

SECTION 13.       MISCELLANEOUS

         13.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and Lender-in-fact) and Lender, or Lender's designee, may, without notice to Borrowers and in either of Borrower's or Lender's name, but at the cost and expense of Borrowers:

                  13.1.1. At such time or times as Lender or said designee, in its sole discretion, may determine, endorse each Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                  13.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign each Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to each Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of each Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of each Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of either Borrower and any other Collateral; (ix) use each Borrower's stationery and sign the name of each Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill each Borrower's obligations under this Agreement.

         13.2. GENERAL INDEMNITY. Each Borrower hereby agrees to indemnify and defend the Lender Indemnitees and to hold the Lender Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Lender Indemnitees arising out of or related to this Agreement or any of the other DIP Financing Documents, the performance by Lender of its duties or the exercise of any of its rights or remedies hereunder, or the result of either Borrower's failure to observe, perform or discharge any of such Borrower's duties hereunder. Borrowers shall also jointly and severally indemnify and defend the Lender Indemnitees against and save the Lender Indemnitees harmless from all Claims of any Person arising out of, related to, or with respect to any transactions entered into pursuant to this Agreement or Lender's Lien upon the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any Claims asserted against any of the Lender Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrowers' or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or either Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other DIP Financing Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers shall pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Lender Indemnitees harmless from and against liability in connection therewith.

The foregoing indemnities shall not apply to protect any of the Lender Indemnitees for the consequences of their own gross negligence or willful misconduct.

         13.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other DIP Financing Documents, the obligation of Borrowers and Lender with respect to each indemnity given by it in this Agreement, whether given by Borrowers to Lender Indemnitees, shall survive the Full Payment of the Obligations and the termination of the DIP Facility.

         13.4. INDULGENCES NOT WAIVERS. Lender's failure at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

         13.5. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender.

         13.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.7. CUMULATIVE EFFECT; CONFLICT OF TERMS. To the fullest extent permitted by Applicable Law, the provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other DIP Financing Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other DIP Financing Documents, the provision contained in this Agreement shall govern and control.

         13.8. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         13.9. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement or any of the other DIP Financing Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         13.10. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or 3 Business Days after deposit in the U.S. mail, certified mail postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became Lender. Notwithstanding the foregoing, no notice to or upon Lender pursuant to SECTIONS 1.2, 3.1, OR 5.2.2 shall be effective until after actually received by the individual to whose attention at Lender such notice is required to be sent. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         13.11. PERFORMANCE OF BORROWERS' OBLIGATIONS. If a Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other DIP Financing Documents, Lender may, in its sole discretion at any time or from time to time, for each Borrower's account and at each Borrower's expense, pay any amount or do any act required of each Borrower hereunder or under any of the DIP Financing Documents or otherwise lawfully requested by Lender to enforce any of the DIP Financing Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Lender's Liens in any of the Collateral, including the payment of any judgement against Borrowers, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral. All payments that Lender may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Lender by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

         13.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         13.13. ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES. This Agreement and the other DIP Financing Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         13.14. INTERPRETATION. No provision of this Agreement or any of the other DIP Financing Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

         13.15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         13.16. WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE DIP FINANCING DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH EITHER BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT IN WHICH SUCH LITIGATION IS BROUGHT.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                BORROWERS:
                                ---------

                                CMI INDUSTRIES, INC.


                                By:
                                   ----------------------------------------
                                James A. Ovenden, Executive Vice President,
                                Chief Financial Officer and Secretary

                                ELASTIC FABRICS OF AMERICA, LLC


                                By:  CMI Industries, Inc., its Managing Member

                                     By:
                                        -----------------------------------
                                     James A.  Ovenden, Executive Vice
                                     President, Chief Financial Officer and
                                     Secretary

                                                  [CORPORATE SEAL]

                                LENDER:
                                ------

                                FLEET CAPITAL CORPORATION


                                By:
                                   ----------------------------------------
                                Title:
                                      -------------------------------------
                                   6100 Fairview Road
                                   Suite 200
                                   Charlotte, North Carolina  28210
                                   Attention:  Mr. Roland Robinson
                                   Telecopier No.: 704-553-6738

                                   APPENDIX A


                               GENERAL DEFINITIONS

         When used in the Post-Petition Loan and Security Agreement dated November 29, 2001 (as at any time amended, the "Agreement"), by and among CMI INDUSTRIES, INC., a Delaware corporation ("CMI"), and ELASTIC FABRICS OF AMERICA, INC., a Delaware limited liability company ("EFA"), each of which is a Chapter 11 debtor-in-possession (collectively, "Borrowers"); and FLEET CAPITAL CORPORATION ("Lender"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Acceptable Plan - a Reorganization Plan which provides for Full Payment of all Obligations and any then outstanding Pre-Petition Debt (including the securing with Cash Collateral of any LC Outstandings) on the effective date of such Reorganization Plan, provides for an effective date no later than 45 days after the date of entry of the Confirmation Order with respect to such Reorganization Plan, and provides for a full and complete release of any and all Claims that either a Borrower or an Estate might have or assert against Lender (whether arising prior to or after the Petition Date), or which is otherwise acceptable to Lender, in its sole and absolute discretion.

                  Account - shall have the meaning ascribed to "account" in the UCC and shall include a right to payment for goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, whether or not any such right to payment has been earned by performance.

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other Taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

                  Adequate Protection Claim - the right of the holder of a secured Claim against a Borrower to receive periodic payments as adequate protection under Sections 361 or 363 of the Bankruptcy Code.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of another Person; or (iii) 10% or more of the Equity Interests of which is beneficially owned or held by another Person or a Subsidiary of another Person.

                  Agreement - the Post-Petition Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or DIP Financing Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                  Availability - on any date, an amount equal to the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Lender may have paid for the account of Borrowers pursuant to any of the DIP Financing Documents and that have not been reimbursed by Borrowers) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

                  Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) any amount that a Borrower is obligated to pay pursuant to the provisions of any of the DIP Financing Documents that Lender elects to pay for the account of such Borrower in accordance with authority contained in any of the DIP Financing Documents (without duplication with respect to any Revolver Loans made to reimburse Lender for any amount so paid by Lender); (ii) all amounts of past due rent or other charges owing at such time by Borrowers to any landlord of any premises where any of the Collateral is located, other than CMI's New York sales office as described on SCHEDULE 7.1.1; (iii) the Carve-Out Reserve;
         (iv) the LC Reserve; (v) the Minimum Availability Amount; (vi) $600,000 as a reserve against ACH exposure for Borrowers' payroll direct deposit program; and (vii) such additional reserves as Lender may, in its sole credit judgment, determine to be appropriate from time to time to protect Lender against any changes in the composition, amount, quality, nature or value of any Collateral or the priority of Lender's Liens upon the Collateral.

                  Avoidance Claim - any claim that could be asserted by or on behalf of a Borrower or the Estate against a Person under 11 U.S.C. " 544, 546, 547, 548, 549, 550 or 553.

                  Bank - Fleet National Bank.

                  Bankruptcy Code - title 11 of the United States Code.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate, which rate might not be the lowest rate charged by Bank; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Loan - a Revolver Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Board of Governors - the Board of Governors of the Federal Reserve Board.

                  Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) $10,000,000 minus the sum of (i) the Pre-Petition Debt outstanding on such date and (ii) LC Outstandings on such date, or (b) an amount equal to (i) the Accounts Formula Amount on such date minus (ii) the Availability Reserve on such date.

                 Borrowing Base Certificate - a certificate, in the form requested by Lender, by which Borrowers shall certify to Lender, with such frequency as Lender may request, the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.

                  Budget - a cash flow forecast in form and substance acceptable to Lender projecting Borrowers' cash receipts and disbursements (including costs of the Chapter 11 Cases) on a weekly basis from the Petition Date through the last day of the DIP Term and attached to the DIP Motion or the Interim Financing Order, as such budget may be modified or supplemented from time to time with Lender's prior written consent.

                  Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed.

                  Capital Expenditures - expenditures made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Carve-Out - the "Carve-Out" consented to by Lender under, and as defined in, the Financing Orders.

                  Carve-Out Reserve - a reserve in the amount of $750,000 to fund the Carve-Out.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Lender in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

                  Cash Collateral Account - a demand deposit, money market or other account established by Lender at such financial institution as Lender may select in its discretion, which account shall be in Lender's name or, with Lender's consent, in CMI's name, and subject to Lender's Liens.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
         (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

                  Cash Management Agreements - any agreement entered into from time to time between a Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other hand, in connection with cash management services for operating, collection, payroll and trust accounts of a Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

                  CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ' 9601 et seq. and its implementing regulations.

                  Chapter 11 Cases - as defined in the Recitals to the Agreement.

                  Chattel Paper - shall have the meaning ascribed to the term "chattel paper" in the UCC.

                  Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the DIP Financing Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may be suffered or incurred by a Person prior to, on or after the Petition Date and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

                  Closing Date - the date on which all of the conditions precedent in SECTION 10.1 of the Agreement are satisfied.

                  Collateral - all of the Property and interests in Property of each Borrower that are described in SECTION 6 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations, whether or not such Property or interest in Property was in existence on or acquired by a Borrower after the Petition Date.

                  Committee - a creditors' or equity security holders' committee appointed in the Chapter 11 Cases by the U. S. Trustee.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Lender in accordance with, and in the form annexed as EXHIBIT C to, the Agreement, and the supporting schedules to be annexed thereto.

                  Confirmation Order - an order entered by the Court confirming a Reorganization Plan.

                 Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds
         (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  Court - as defined in the Recitals to the Agreement.

                  Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person on the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and
         (iv) in the case of Borrowers (without duplication), the Pre-Petition Debt and the Obligations.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - on any date, a rate per annum that is equal to 3.5% in excess of the Base Rate in effect on such date.

                  Deposit Account - a demand, time, savings, passbook, money market or other depository account, or a certificate of deposit, maintained by Borrowers with any bank, savings and loan association, credit union or other depository institution.

                  DIP Facility - the revolving credit facility established by Lender in favor of Borrowers for Revolver Loans and LC Outstandings not to exceed $10,000,000.

                  DIP Financing Documents - the Agreement, the Other Agreements and the Security Documents and any and all other agreements, instruments and documents now or hereafter executed by Borrowers in favor of Lender with respect to any of the transactions contemplated by the Agreement.

                  DIP Motion - the Motion of Borrowers for approval of the financing under the DIP Facility pursuant to the Agreement.

                  DIP Term - a period commencing on the date of entry of the Interim Financing Order and ending on March 30, 2002.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Document - shall have the meaning ascribed to the term "document" in the UCC.

                  Dollars and the sign $ - lawful money of the United States of America.

                  Dominion Account - a special account of Lender established by Borrowers at a bank selected by Borrowers, but acceptable to Lender in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

                  Eligible Account - an Account that arises in the Ordinary Course of Business of Borrowers from the sale of goods prior to, on or after the Petition Date, is payable in Dollars, is subject to Lender's duly perfected Lien and is deemed by Lender, in its sole credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrowers to a Subsidiary or an Affiliate of Borrowers or to a Person controlled by an Affiliate of Borrowers;
         (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 120 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 25% of the net amount of all Eligible Accounts or exceeds a credit limit established by Lender for such Account Debtor, in each case to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Account Debtor is also Borrowers' creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrowers, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Lender that is in form and substance acceptable to Lender and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States, and, if requested by Lender, such letter of credit (or right to payment thereunder) is assigned to Lender; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrowers assign their right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. '3727 and 41 U.S.C. '15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state imposing the requirement that a creditor file a Notice of Business Activity Report or other required report as a condition to, or similar conditions on, the right of a creditor to collect accounts receivable unless the Borrower that owns such Account has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in such state for the then current year;
         (xiii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) a Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xviii) a Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xix) the Account represents a progress billing or a retainage; or (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

                  Environmental Agreement - the Agreement Regarding Environmental Matters to be executed by Borrowers in favor of Lender on or about the Closing Date and by which Borrowers shall, among other things, indemnify Lender from liability for Borrowers' failure to comply with any Environmental Laws.

                  Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees relating to human health and safety or the protection or pollution of the environment, including CERCLA.

                  Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

                  Equipment - shall have the meaning ascribed to the term "equipment" in the UCC.

                  Equity Interest - the interest of a shareholder in a corporation, a partner (whether general or limited) in a partnership (whether general, limited or limited liability), a member in a limited liability company, or any other Person having any other form of equity security.

                  ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

                  Estate - the estate created in each of the Chapter 11 Cases pursuant to 11 U.S.C. ' 541(a).

                  Event of Default - as defined in SECTION 11 of the Agreement.

                  Extraordinary Expenses - all costs, expenses, fees (including reasonable fees actually incurred to Lender Professionals) or advances that Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with
         (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Lender's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Revolver Loans, the DIP Financing Documents or the Collateral asserted by either Borrower, any receiver or trustee for either Borrower or any creditor or representative of creditors of either Borrower; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the DIP Financing Documents or Obligations; (vi) amounts advanced by Lender pursuant to SECTION 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the DIP Financing Documents; or (viii) any payment under indemnity or other payment agreement provided by Lender to Bank or any other financial institution in connection with any Dominion Account or any lockbox arrangement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, consultants' fees, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrowers or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers under any of the DIP Financing Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the DIP Financing Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.

                  Facility Termination Date - the date that is the soonest to occur of: (i) the last day of the DIP Term, (ii) the effective date of any Acceptable Plan or the date of entry of a Confirmation Order with respect to any other Reorganization Plan, (iii) the effective date of any sale of all or a substantial part of the Collateral, (iv) the date on which Lender terminates the DIP Facility pursuant to SECTION 5.2.1 of the Agreement, or (v) the date on which Borrowers elect to terminate the Agreement pursuant to SECTION 5.2.2 of the Agreement.

                  FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

                  Final Financing Order - an order which is entered by the Court pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c), which is in form and substance acceptable to Lender in all respects, authorizes the incurrence by Borrowers of post-petition secured and superpriority indebtedness under the DIP Facility in accordance with the DIP Financing Documents and affords adequate protection of the Liens in favor of Pre-Petition Lender under the Pre-Petition Loan Documents.

                  Financing Orders - the Interim Financing Order and the Final Financing Order.

                  Fleet - Fleet Capital Corporation, a Rhode Island corporation.

                  FLSA - the Fair Labor Standards Act of 1938.

                  Full Payment - with respect to any Pre-Petition Debt or Obligations, full, final and indefeasible payment of such Debt in cash or immediately available funds and, in the case of any Contingent Obligations (including any LC Outstandings or Pre-Petition LC Outstandings) that exist by virtue of an outstanding undrawn Letter of Credit or Pre-Petition Letter of Credit), Lender's receipt of either cash or a direct pay letter of credit naming Lender as beneficiary and in form and substance, and from an issuing bank, acceptable to Lender, in each case in an amount not less than 102% of the aggregate amount of all such contingent Debt.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangible - shall have the meaning ascribed to the term "general intangible" in the UCC and shall include all Software, Payment Intangibles and interests in Intellectual Property.

                  Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  Governmental Authority - any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                  Indemnified Amount - the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lender and/or Borrowers have agreed to indemnify such Lender Indemnitees pursuant to the terms of the Agreement or any of the other DIP Financing Documents.

                  Indenture - that certain Indenture dated as of October 28, 1993, between Chemical Bank, as Trustee, and CMI.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for
         (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename, mask work, trade secret or license or other right to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrowers' ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership of or right to use any Intellectual Property of such Person.

                  Interest Rate Contract - any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by a Borrower with Bank that is designed to protect against fluctuations in interest rates.

                  Interim Financing Order - an order that is entered by the Court pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c), which authorizes Borrowers to incur, during the Interim Period, post-petition secured and superpriority Debt under the DIP Facility in accordance with the DIP Financing Documents and affords adequate protection of the Liens in favor of Pre-Petition Lender under the Pre-Petition Loan Documents and which is in form and substance satisfactory in all respects to Lender.

                  Interim Period - the period commencing upon entry of the Interim Financing Order and ending on the entry of the Final Financing Order.

                  Inventory - shall have the meaning ascribed to "inventory" in the UCC and shall include, in the case of Borrowers, all goods intended for sale or lease by Borrowers, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in each Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by each Borrower.

                  Investment Property - shall have the meaning ascribed to "investment property" in the UCC.

                  LC Application - an application by a Borrower to Bank (on which Lender may be a co-applicant), pursuant to a form approved by Bank, for the issuance of a Letter of Credit, that is submitted to Bank at least 5 Business Days prior to the requested issuance of such Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Lender shall be obligated to provide any LC Support to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in SECTION 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Lender, the aggregate amount of Pre-Petition LC Outstandings and LC Outstandings would not exceed $3,000,000, no Out-of-Formula Condition would exist, and the aggregate amount of Pre-Petition LC Outstandings and LC Outstandings does not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the 10th Business Day prior to the last Business Day of the DIP Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by Borrowers or any other Person and delivered to Bank for the issuance of a Letter of Credit.

                  LC Facility - a subfacility of the Revolver Facility established pursuant to Section 1.2 of the Agreement.

                  LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by either Borrower on such date by reason of any payment made on or before such date by Lender under any LC Support plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

                  LC Request - a Letter of Credit Procurement Request from Borrowers to Lender in the form of EXHIBIT D annexed hereto.

                  LC Reserve - at any date, the aggregate of all LC Outstandings on such date, other than LC Outstandings that are fully secured by Cash Collateral.

                  LC Support - a guaranty or other support agreement from Lender in favor of Bank pursuant to which Lender shall guarantee or otherwise assure the payment or performance by the parties (other than Lender if a party) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

                  Lender Indemnitees - Lender and its present and future officers, directors and agents.

                  Lender Professionals - attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by Lender.

                  Letter of Credit - any letter of credit issued by Bank for the account of Borrowers, other than a Pre-Petition Letter of Credit.

                  Letter-of-Credit Right - shall have the meaning ascribed to the term "letter-of-credit right" in the UCC.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established by Lender on its books pursuant to SECTION 4.7.1 of the Agreement.

                  Material Adverse Effect - the effect of any event, condition, act, omission or circumstance, which, alone or when taken together with other events, conditions, acts, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business or operations of either Borrower as being conducted on the Petition Date, or the Properties or condition (financial or otherwise) of either Borrower; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other DIP Financing Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of either Borrower to perform its obligations under the Agreement or any of the other DIP Financing Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the DIP Financing Documents and Applicable Law.

                  Material Contract - any agreement between a Borrower and one or more other Persons, the termination of which could reasonably be expected to have a Material Adverse Effect.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Minimum Availability Amount - $5,000,000.

                  Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

                  Moody's - Moody's Investors Services, Inc.

                  Mortgage - all mortgages, deeds of trust, security deeds and other instruments encumbering any Real Estate or leasehold interests of a Borrower as security for the Obligations, whether entered into by such Borrower prior to, on or after the Petition Date.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Proceeds - proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition; (ii) any tax liability of such Borrower arising from such sale, lease, transfer or other disposition; and (iii) amounts applied to repayment of Debt for Money Borrowed (other than the Obligations) that is secured by a Permitted Lien on the Property disposed of that is senior to Lender's Liens.

                  Notes - the Revolver Note and any other promissory note executed by Borrowers at Lender's request to evidence any of the Obligations.

                  Notice of Borrowing - as defined in SECTION 3.1.1(I) of the Agreement.

                  Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Revolver Loans; (ii) all LC Outstandings and all other obligations of either Borrower to Lender arising in connection with the issuance of any Letter of Credit; and (iii) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by either Borrower to Lender under or pursuant to the Agreement or any of the other DIP Financing Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to either or both Borrowers under the Agreement or under any of the other DIP Financing Documents.

                  Ordinary Course of Business - with respect to any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

                  Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

                  OSHA - the Occupational Safety and Hazard Act of 1970.

                  Other Agreements - each Note, each LC Support, the Environmental Agreement, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrowers, either Borrower or any other Person and delivered to Lender in respect of the transactions contemplated by the Agreement.

                  Out-of-Formula Condition - as defined in SECTION 1.1.2 of the Agreement.

                  Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Participant - as defined in SECTION 12.2.1 of the Agreement.

                  Payment Account - an account maintained by Lender (currently at Bank) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

                  Payment Intangible - shall have the meaning ascribed to the term "payment intangible" in the UCC.

                  Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

                  Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Lender but which have not theretofore been advanced by Lender.

                  Permitted Contingent Obligations - Contingent Obligations arising from endorsements for collection or deposit in the Ordinary Course of Business; Contingent Obligations of Borrowers and their Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal.

                  Permitted Liens - any Lien of a kind specified in SECTION
         9.2.3 of the Agreement.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

                  Petition Date - November 26, 2001.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrowers that is covered by Title IV of ERISA.

                  Pre-Petition Agent - Fleet in its capacity as collateral and administrative Agent under the Pre-Petition Loan Documents.

                  Pre-Petition Debt - all Debts and other obligations of Borrowers to Pre-Petition Agent or any Pre-Petition Lender on the Petition Date and that arise under any of the Pre-Petition Loan Documents, whether direct or indirect, absolute or contingent or due or to become due, including all interest thereon accruing after the Petition Date, all Pre-Petition LC Outstandings and all legal fees and collection expenses heretofore or hereafter incurred in collecting any of such indebtedness.

                  Pre-Petition LC Outstandings - on any date of determination, an amount (in Dollars) equal to the sum of (i) the aggregate undrawn amount on such date of all Pre-Petition Letters of Credit, whether or not secured by cash collateral, plus (ii) all amounts due and payable on such date by either Borrower by reason of any payment made on or before such date by Lender under any LC Support with respect to any such Pre-Petition Letter of Credit.

                  Pre-Petition Letter of Credit - a "Letter of Credit" procured under (and as defined in) the Pre-Petition Loan Agreement, which was outstanding on the Petition Date.

                  Pre-Petition Lender - Fleet.

                  Pre-Petition Loan Agreement - the Loan and Security Agreement dated as of May 28, 1999, among Fleet, as agent and a lender, and CMI, as borrower.

                  Pre-Petition Loan Documents - the Pre-Petition Loan Agreement and all instruments, agreements, pledges, assignments and other documents executed in connection therewith or with reference thereto or to evidence or secure payment of the whole or any part of the Pre-Petition Debt.

                  Professional Expenses Escrow - the escrow to be established by Borrowers pursuant to the Financing Orders for the deposit of Revolver Loan proceeds to be used for the purpose of paying Professional Expenses.

                  Professional Expenses - the fees and reimbursable expenses of a Professional Person.

                  Professional Person - a Person who is an attorney, accountant, appraiser, auctioneer or other professional person and who is retained, with Court approval, by (i) Borrowers pursuant to Section 327 of the Bankruptcy Code or (ii) a Committee pursuant to Section 1103(a) of the Code.

                  Properly Contested - in the case of any Debt of a Borrower (including any Taxes) that is not paid as and when due or payable by reason of such Borrower's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Borrower has established appropriate reserves as shall be required in conformity with GAAP;
         (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Borrower; (iv) no Lien is imposed upon any of such Borrower's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
         (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Borrower or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and
         (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower, such Borrower forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Real Estate - all right, title and interest (including any interest of Borrowers as owner, lessor or lessee) at any time or times held by a Borrower in any real Property or improvements thereto, including such real Properties located in Clinton, South Carolina, Clarksville, Georgia, Greensboro, North Carolina and Stuart, Virginia.

                  Reimbursement Date - shall have the meaning ascribed to it in
         SECTION 1.2.1(III) of the Agreement.

                  Rentals - rent owing by Borrowers in respect of a lease of Property that is owned by the lessor.

                  Reorganization Plan - a plan of reorganization proposed by any Person (including Borrowers or Lender) in either or both of the Chapter 11 Cases.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or indebtedness or obligations, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of a Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute

         Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Borrower or any of its Subsidiaries in the Ordinary Course of Business; (c) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of a Borrower or any of its Subsidiaries; (d) investments in Subsidiaries of a Borrower to the extent existing on the Closing Date; and (e) Cash Equivalents.

                  Restrictive Agreement - an agreement (other than any of the DIP Financing Documents) that, if and for so long as a Borrower or any Subsidiary of such Borrower is a party thereto, would prohibit, condition or restrict such Borrower's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Borrower's or Subsidiary's assets (including Liens granted in favor of Lender pursuant to the DIP Financing Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the DIP Financing Documents); or repay any Debt owed to either Borrower.

                  Revolver Loan - a loan made by Lender as provided in SECTION
         1.1 of the Agreement.

                  Revolver Note - a Revolver Note to be executed by Borrowers in favor of Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of the DIP Facility and which shall evidence all Revolver Loans made by Lender to Borrowers pursuant to the Agreement.

                  S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  Schedule of Accounts - as defined in SECTION 7.2.1 of the Agreement.

                  SEC - the Securities Exchange Commission.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

                  Security Documents - any and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, including the Mortgages.

                  Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, a Borrower.

                  Software - shall have the meaning ascribed to the term "software" in the UCC.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including Contingent Obligations), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

                  Subsidiary - any Person a majority of the Equity Interests of which is at the time owned, directly or indirectly, by another Person or by one or more other Subsidiaries or by such other Person and one or more other Subsidiaries.

                  Supporting Obligation - shall have the meaning ascribed to the term "supporting obligation" in the UCC.

                  Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by the net income or overall gross receipts of Lender.

                  Test Period - on any date of determination, the period commencing on the first Monday after the date of the Agreement and ending on the Saturday immediately preceding the date of determination.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia from time to time or, when the laws of any other state govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Value - with reference to the value of Inventory, value determined on the basis of the lower of cost or market of such Inventory, with the cost thereof calculated on a first-in, first-out basis.

                  ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statement of Borrowers and their Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Borrowers' independent public accountants concur or as required by GAAP unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to each Borrower, Lender shall have the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that each Borrower reports its financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

                  OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes (including the UCC) and related regulations shall include any amendments of same after the date hereof and any successor statutes and regulations; to any of the DIP Financing Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation," and "include, without limitation"; to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement; and to any Property of Borrowers shall mean and include all Property of the Estates. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrowers or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of Borrowers and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

         IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, on November 29, 2001.

                                    BORROWERS:

                                    CMI INDUSTRIES, INC.


                                    By:
                                       ----------------------------------------
                                    James A. Ovenden, Executive Vice President,
                                    Chief Financial Officer and Secretary

                                                      [CORPORATE SEAL]


                                    ELASTIC FABRICS OF AMERICA, LLC

                                    By: CMI Industries, Inc., its Managing
                                        Member

                                        By:
                                           -------------------------------------
                                        James A. Ovenden, Executive Vice
                                        President, Chief Financial Officer and
                                        Secretary

                                                [CORPORATE SEAL]



                                    LENDER:

                                    FLEET CAPITAL CORPORATION


                                    By:
                                       ----------------------------------------

                                         Title:
                                               --------------------------------

                                    EXHIBIT A

                              FORM OF REVOLVER NOTE

U.S. $10,000,000.00                                          November  ___, 2001
                                                                Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, CMI INDUSTRIES, INC., a Delaware corporation, and ELASTIC FABRICS OF AMERICA, LLC, a Delaware limited liability company (collectively, "Borrowers"), hereby unconditionally, and jointly and severally, promise to pay to the order of FLEET CAPITAL CORPORATION (herein, together with any subsequent holder hereof, called the "Lender") the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000) or such lesser sum as may be the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement referred to below on the date on which such outstanding principal amounts become due and payable pursuant to SECTION 4.2 of the Loan Agreement (as defined below), in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Lender interest from and after the date hereof on the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in SECTION 2.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Post-Petition Loan and Security Agreement dated November __, 2001 (as the same may be amended from time to time, the "Loan Agreement"), among Borrowers and Lender, and is and shall be entitled to all benefits thereof and of all DIP Financing Documents executed and delivered in connection therewith. The provisions of the Loan Agreement are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         The repayment of the principal balance of this Note is subject to the provisions of SECTION 4.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the DIP Facility as set forth in SECTION 5.2 of the Loan Agreement.

         All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in SECTION 2.1.2 of the Loan Agreement. Borrowers agree to pay, and save Lender harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees actually incurred, arising in connection with the enforcement by Lender of any of its rights under this Note, the Loan Agreement or any of the other DIP Financing Documents.

         All principal amounts of Revolver Loans made by Lender to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers in accordance with the terms of this Note and the Loan Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Lender, such excess sum shall be, at each Borrower's option, returned to each Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights and obligations of Lender and Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered in Atlanta, Georgia, by its duly authorized officer on the date first above written.

                                    CMI INDUSTRIES, INC.
                                    ("Borrower")

                                    By:
                                       -----------------------------------------
                                    James A.  Ovenden, Executive Vice President,
                                    Chief Financial Officer and Secretary

                                                      [CORPORATE SEAL]


                                    ELASTIC FABRICS OF AMERICA, LLC

                                    By:  CMI Industries, Inc., its Managing
                                         Member

                                         By:
                                            ----------------------------------
                                         James A. Ovenden, Executive Vice
                                         President, Chief Financial Officer and
                                         Secretary

                                                  [CORPORATE SEAL]

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING

                            Date ______________, 200_



Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina  28210
Attention: Loan Administration Officer

         Re: Post-Petition Loan and Security Agreement dated November 29, 2001, by and among CMI Industries, Inc. and Elastic Fabrics of America, LLC, Fleet Capital Corporation (as at any time amended, the "Loan Agreement")

Gentlemen:

         This Notice of Borrowing is delivered to you pursuant to SECTION 3.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________ to be made on _____________, 200_.

         Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the DIP Financing Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

         Each Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized representative, this ______ day of _____________, 200__.


                                 CMI INDUSTRIES, INC.
                                 ("Borrower")

                                 By:
                                    --------------------------------------------
                                 James A. Ovenden, Executive Vice President,
                                 Chief Financial Officer and Secretary


                                 ELASTIC FABRICS OF AMERICA, LLC
                                 ("Borrower")

                                 By:   CMI Industries, Inc., its Managing Member

                                       By:____________________________
                                       James A. Ovenden, Executive Vice
                                       President, Chief Financial Officer and
                                       Secretary

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                        [LETTERHEAD OF BORROWERS' AGENT]

                            __________________, 200_

Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina  28210
Attention: Loan Administration Officer


         The undersigned, the chief financial officer of CMI INDUSTRIES, INC. and ELASTIC FABRICS OF AMERICA, LLC (collectively, "Borrowers"), gives this certificate to FLEET CAPITAL CORPORATION ("Lender") in accordance with the requirements of SECTION 9.1.6 of that certain Post-Petition Loan and Security Agreement dated November 29, 2001, among Borrowers and Lender referenced therein ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

         1. Based upon my review of the balance sheets and statements of income of Borrowers and its Subsidiaries for the Test Period ending __________________, 200__, copies of which are attached hereto, I hereby certify that:

                  (a) Cash receipts from continuing operations for the Test Period ending __________, 200_, totaled $______________ , which was not less than 80% of the projected cash receipts from continuing operations as set forth in the Budget for such Test Period;

                  (b) Sales during the Test Period ending ____________, 200__, totaled $________ , which was not less than 80% of the projected cash receipts from continuing operations as set forth in the Budget for such Test Period;

                  (c) Cash disbursements during the Test Period ending ____________, 200__, totaled $_______________, which is not more than the projected disbursements for such Test Period as set forth in the Budget, plus 20%; and

                  (d) Aggregate actual disbursements with respect to any line item in the Budget have not exceeded 120% of the projected amount of such disbursements as set forth in the Budget.

         2.       No Default exists on the date hereof, other than:
__________________ ________________________________________________ [IF NONE, SO
state]; and

         3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [IF NONE, SO
STATE].

         4. As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding either Borrower's failure to pay or delay in payment of any such rent or other charges.

                                       Very truly yours,



                                       ---------------------------------------
                                       Chief Financial Officer

                                    EXHIBIT D

                      LETTER OF CREDIT PROCUREMENT REQUEST



Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina  28210
Attention: Loan Administration Officer

         This Letter of Credit Procurement Request is delivered to you pursuant to the Post-Petition Loan and Security Agreement, dated November __, 2001, among CMI INDUSTRIES, INC., a Delaware corporation, and ELASTIC FABRICS OF AMERICA, LLC, a Delaware limited liability company (collectively, "Borrowers"), and FLEET CAPITAL CORPORATION ( the "Lender"), as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Loan Agreement"). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Loan Agreement.

         Borrowers hereby request Lender to provide an LC Support to induce Bank to issue a Letter of Credit, as follows,

         (1)      Amount of Letter of Credit:              $___________________
         (2)      Issuance Date:                            ___________________
         (3)      Beneficiary's Name:                       ___________________
         (4)      Beneficiary's Address:                    ___________________
                                                            ___________________
                                                            ___________________
         (5)      Expiry Date:                              ___________________
         (6)      Draw Conditions:                          ___________________
                                                            ___________________
                                                            ___________________
                                                            ___________________
                                                            ___________________
                                                            ___________________
                                                            ___________________

         (7)      Single draw - or Multiple draw -

         (8)      Purpose of Letter of Credit:              ___________________
                                                            ___________________
                                                            ___________________
                                                            ___________________

         Attached hereto is the Bank's form of LC Application, completed with the details of the Letter of Credit requested herein.

         Each Borrower hereby certifies that each of the LC Conditions is now, and will on the date of issuance of the Letter of Credit, be satisfied in all respects and that no Default or Event of Default exists. Each Borrower hereby ratifies and reaffirms all of the DIP Financing Documents and Obligations arising thereunder.


         IN WITNESS WHEREOF, each Borrower has caused this Letter of Credit Procurement Request to be executed and delivered by its duly authorized officer, this ___ day of _________________, 200_.


                                     CMI INDUSTRIES, INC.
                                     ("Borrower")


                                     By:
                                        ----------------------------------------
                                     James A. Ovenden, Executive Vice President,
                                     Chief Financial Officer and Secretary


                                     ELASTIC FABRICS OF AMERICA, LLC
                                     ("Borrower")

                                     By:  CMI Industries, Inc., its Managing
                                          Member

                                          By:
                                             -----------------------------------
                                          James A. Ovenden, Executive Vice
                                          President, Chief Financial Officer and
                                          Secretary

                                 SCHEDULE 1.2.1

                         PRE-PETITION LETTERS OF CREDIT



L/C Reference       Amount Outstanding     Beneficiary                         Expiration Date
-------------       ------------------     -----------                         ---------------
50054110                 $  200,000.00     Dir of Industrial Relations         6/30/02

50102258                 $   10,000.00     Travelers Insurance Co.             4/10/02

50127467                 $1,125,000.00     GECC                                12/30/02

ASL-3004862              $1,085,000.00     Bank of America                     2/11/02

ASL-3004863              $  260,000.00     Bank of America                     2/11/02

ASL-3005293              $  292,000.00     Penn Manufacturing Association      3/10/02
                                           Insurance Co.

                                 SCHEDULE 7.1.1

                             LOCATIONS OF COLLATERAL

         LOCATION                                             OWNER
         --------                                             -----

1.       Clinton No. 1 - Greige Fabrics Division              CMI Industries, Inc.
         600 Academy Street
         Clinton, South Carolina  29325

2.       Clinton No. 2 - Greige Fabrics Division              CMI Industries, Inc.
         600 Academy Street
         Clinton, South Carolina  29325

3.       Bailey Plant - Greige Fabrics Division               CMI Industries, Inc.
         Laurens Highway
         Clinton, South Carolina  29325

4.       Geneva No. 1 - Greige Fabrics Division               CMI Industries, Inc./Industrial
         400 West Promenade Street                            Development Board of the
         Geneva, Alabama  36340                               City of Geneva, Alabama

5.       Geneva No. 2 - Greige Fabrics Division               CMI Industries, Inc./Industrial
         400 West Promenade Street                            Development Board of the
         Geneva, Alabama  36340                               City of Geneva, Alabama

6.       Greige Fabrics Division                              CMI Industries, Inc.
         Highway 441 North
         Clarksville, Georgia  30523

7.       Elastic Fabrics Division - Greensboro Plant          Elastic Fabrics of America, LLC
         3112 Pleasant Garden Road
         Greensboro, North Carolina  27406

8.       Elastic Fabrics Division - Stuart Plant              Elastic Fabrics of America, LLC
         201 South Main Street
         Stuart, Virginia  24171

9.       New York Sales Office                                TrizecHan Corporation
         111 West 40th Street, 11th Floor                     Church Street Station
         New York, New York  10018                            P. O. Box 6105
                                                              New York, New York  10249-6105

10.      Clinton Office                                       CMI Industries, Inc.
         600 Academy Street
         Clinton, South Carolina  29325

11.      Columbia Office                                      Parkways Properties, L. P.
         1301 Gervais Street                                  P. O. Box 11407
         Columbia, South Carolina  29201                      Birmingham, Alabama 35246-1111